EXHIBIT 5.1

            GREENBERG GLUSKER FIELDS CLAMAN MACHTINGER & KINSELLA LLP
                      1900 Avenue of the Stars, Suite 2100
                              Los Angeles, CA 90067


July 29, 2005

Allis-Chalmers Energy Inc.
5075 Westheimer, Suite 890
Houston, Texas 77056

Re:  Registration Statement on Form S-8
     ----------------------------------

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by Allis-Chalmers Energy Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on the date hereof in connection with the registration under the Securities Act, of 3,000,000 shares (the "Shares") of the Company's Common Stock, $0.01 par value (the "Common Stock"), to be issued pursuant to the Allis-Chalmers Energy Inc. 2003 Incentive Stock Plan, as amended (the "Plan").

This opinion letter is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended. In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement; (ii) the Certificate of Incorporation of the Company, as amended to date; (iii) the By-Laws of the Company, as amended to date; (iv) the Plan; (v) the specimen certificate of Common Stock; (vi) resolutions of the board of directors relating to, among other things, the approval of the Plan, the reservation of shares of Common Stock for issuance under the Plan, and the filing of the Registration Statement, and (vii) resolutions of the stockholders of the Company approving the Plan.

We have also examined such further documents, records and proceedings as we have deemed pertinent in connection with the issuance of said Common Stock. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the completeness and authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the validity of all laws and regulations. We have also assumed that the Company's board of directors, or a duly authorized committee thereof, will have approved the issuance of each Plan Award prior to the issuance thereof. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized by the requisite corporate action on the part of the Company, and when issued, paid for and delivered pursuant to the terms and in the manner set forth in the Plan, and assuming that the Shares have been and remain duly reserved for issuance within the limits of the Common Stock then remaining authorized but unissued, will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations or ordinances. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur. This opinion letter is being furnished solely for the Company's benefit in connection with the offer, sale and issuance of the Shares and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Greenberg Glusker Fields Claman Machtinger & Kinsella LLP

Greenberg Glusker Fields Claman Machtinger & Kinsella LLP